UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2012

GERON CORPORATION
(Exact name of registrant as specified in its charter)
___________

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

     Effective December 6, 2010, Geron Corporation (“Geron” or the “Company”) and Angiochem, Inc., a company incorporated in Canada (“Angiochem”), entered into an Exclusive License Agreement (the “License Agreement”) that provided Geron with a worldwide exclusive license to Angiochem’s proprietary peptide technology that facilitates the transfer of anti-cancer compounds across the blood-brain barrier to be used with tubulin disassembly inhibitors, including the Company’s product candidate GRN1005. As a result of the Company’s determination to discontinue the development of GRN1005 as described elsewhere in this Current Report on Form 8-K, on December 3, 2012, Geron provided notice to Angiochem that Geron is terminating the License Agreement. Termination of the License Agreement will be effective on June 1, 2013.

Item 2.05 Costs Associated with Exit or Disposal Activities.

     On December 1, 2012, the Board of Directors (the “Board”) of Geron resolved and directed that, effective immediately, Geron will discontinue its development of GRN1005 after a planned interim analysis of data from GRABM-B, the Company’s Phase 2 study of GRN1005 in patients with brain metastases arising from breast cancer, showed that there were no confirmed intra-cranial responses among the first 30 evaluable patients in the trial. In addition, the Company is discontinuing GRABM-L, its Phase 2 study of GRN1005 in patients with brain metastases arising from non-small cell lung cancer, because of the inability to successfully enroll the trial. Going forward, Geron will focus its resources on the development of imetelstat, its telomerase inhibitor, in hematologic myeloid malignancies, including myelofibrosis, and in solid tumors with short telomeres.

     On December 3, 2012, the Company announced a restructuring to reduce its workforce from 107 positions to 64 full-time positions, representing a reduction of approximately 40% of the Company’s workforce. The Company expects the majority of the reduction in its workforce to be completed by the end of the first quarter of 2013.

     In connection with the foregoing changes to the Company’s business, the Company anticipates it will incur charges, including non-cash expenses, of approximately $3.0 million, of which the majority is expected in the fourth quarter of 2012. These projected charges consist of approximately $2.7 million related to one-time termination benefits, comprised principally of severance, benefit continuation costs, outplacement services and non-cash stock-based compensation expense associated with the elimination of 43 positions and approximately $300,000 for write-downs to manufacturing equipment in connection with the discontinuation of the Company’s development of GRN1005. In connection with the reduction in workforce, the Company currently expects aggregate cash expenditures of approximately $2.6 million with the majority expected to be paid in the first half of 2013. The Company may incur other charges and will record these expenses in the appropriate period as they are determined.

     The aggregate charges expected to be incurred or cash expenditures to be paid in connection with the reduction in workforce and the discontinuation of development of GRN1005, and the timing thereof, are subject to a number of assumptions, and actual results may differ materially from those originally anticipated. The Company may also incur other material charges not currently contemplated due to events that may occur as a result of, or associated with, the foregoing changes to the Company’s business.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On December 3, 2012, the Company announced the departure of Graham K. Cooper, the Company’s Executive Vice President, Finance and Chief Financial Officer, effective December 7, 2012. In connection with his departure, the Company and Mr. Cooper entered into a Transition and Separation Agreement (the “Cooper Agreement”), effective as of December 13, 2012, that provides for, among other things, a lump sum cash severance payment of $375,000, accrued bonus payment of $157,654 and 12 months of continued healthcare coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, (“COBRA”) which he is entitled to receive in connection with his termination of employment under his 2012 employment agreement. The exercise period of all exercisable stock options held by Mr. Cooper will expire two years from the effective date of his departure in accordance with his 2012 employment agreement. As consideration, Mr. Cooper has provided the Company with a general release of claims against the Company. The indemnification and confidentiality provisions of Mr. Cooper’s 2012 employment agreement with the Company remain in full force and effect.

     On December 3, 2012, the Company also announced the appointment of Olivia K. Bloom, 44, as Senior Vice President, Chief Financial Officer and Treasurer, effective December 7, 2012. In this role, Ms. Bloom will serve as the Company’s principal financial and accounting officer. Ms. Bloom previously served as the Company’s Treasurer since February 2011, Chief Accounting Officer since September 2010 and Vice President since January 2007. Ms. Bloom joined the Company in 1994 as a Senior Financial Analyst and from 1996 to 2011 served as the Company’s Controller. Prior to Geron, Ms. Bloom started her career in public accounting at KPMG Peat Marwick and became a Certified Public Accountant in 1994. Ms. Bloom graduated Phi Beta Kappa with a B.S. in Business Administration from the University of California at Berkeley.

     Pursuant to the terms of an employment agreement that became effective as of December 7, 2012 (the “Bloom Agreement”), Ms. Bloom will receive an annual base salary of $330,000. Ms. Bloom is also eligible to receive an annual bonus of up to 40% of her annual base salary payable at the discretion of Geron’s Board of Directors (an “Annual Bonus”). Ms. Bloom continues to be eligible to participate in Geron’s benefit plans available to all employees, including the 2011 Incentive Award Plan, pursuant to which Ms. Bloom may be granted future options to purchase shares of Geron common stock or other exercisable equity interests in the Company (together, the “Stock Options”).

     In the event Ms. Bloom’s employment is terminated due to a Covered Termination (as defined in the Bloom Agreement), (i) she will be entitled to a lump-sum severance payment equal to twelve months of her base salary then in effect as of such termination and any unpaid Annual Bonus, (ii) Ms. Bloom and her covered dependents will also be eligible to continued healthcare coverage as permitted by COBRA for a period of one year following a Covered Termination at the same cost as in effect immediately prior to such termination; and (iii) the vested portion of any Stock Options granted to Ms. Bloom by the Company shall remain outstanding until the earlier of the second anniversary of the date of termination or the original expiration date of such award. Ms. Bloom also remains eligible to participate in Geron’s Amended and Restated Severance Plan (the “Severance Plan”) in the event of Change of Control (as defined therein). A description of the Severance Plan may be found on page 39 of the Company’s revised definitive proxy statement relating to its 2012 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 24, 2012.

     The foregoing description of each of the Cooper Agreement and Bloom Agreement are a summary of the material terms of each of the agreements and is qualified in its entirety by reference to the full text of the agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

Item 8.01 Other Events.

     On December 3, 2012, the Company announced the appointment of Craig C. Parker, 51, as Senior Vice President, Corporate Development, effective immediately. Mr. Parker has over 25 years experience in the science and business of the biotechnology industry. Mr. Parker was most recently Senior Vice President, Strategy and Corporate Development at Human Genome Sciences, Inc., a biopharmaceutical company focused on developing protein and antibody drugs, until its sale to Glaxo SmithKline in 2012. From 2009 to 2011, Mr. Parker was co-founder and Chief Executive Officer of Vega Therapeutics, a drug discovery stage biotechnology start-up in the emerging field of inflammation, insulin resistance and energy balance. Before founding Vega Therapeutics, Mr. Parker was Senior Vice President of Corporate Development and Finance at Proteolix, a clinical development stage biotechnology company developing novel oncology drug candidates, until its sale to Onyx Pharmaceuticals in 2009. From 2007 to 2009, Mr. Parker was President of DCD BioConsulting LLC, a strategic and financial advisory firm to the biotechnology industry. From 1999 to 2001, Mr. Parker served as Senior Vice President and General Manager of the Specialty Therapeutics Franchise at Immunex Corporation, a biopharmaceutical company focused in immunology, oncology and neurology. Mr. Parker’s career includes 12 years as a Wall Street research analyst. From 2002 to 2007, he was a Managing Director and head of Biotechnology Equity Research at Lehman Brothers. Mr. Parker also covered the biotechnology industry as the senior biotechnology analyst at Donaldson, Lufkin & Jenrette from 1998 to 1999, and as an analyst at JP Morgan & Co. from 1994 to 1998. His additional investment experience includes serving as a Partner at Sprout Group, the venture capital affiliate of Credit Suisse Group, from 2001 to 2002. Mr. Parker received his undergraduate degree in Biological Sciences from the University of Chicago and an M.B.A. from the University of Michigan Stephen M. Ross School of Business, and attended the Georgetown University School of Medicine.

Safe Harbor Statement

     This Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Current Report related to the timing of implementation and completion of actions related to the Company’s discontinuation of development of GRN1005 and the reduction in workforce, expected charges and cash expenditures related to this restructuring, and the timing thereof, and future development plans regarding imetelstat, constitute forward-looking statements. Words such as “expects,” “will,” “may,” “anticipates,” “intends,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the Company’s ability to resize its workforce to the extent currently anticipated, the impact of the workforce reduction on the Company’s business, unanticipated expenses and charges not currently contemplated or litigation that may occur as a result of the discontinuation of the GRN1005 program and the reduction in workforce, the Company’s ability to execute on its strategy, including the ability to develop imetelstat, risks related to the timing and results of safety and efficacy data from the ongoing Phase 2 clinical trials of imetelstat, the sufficiency of the Company’s capital and other resources, the uncertain timing and level of expenses associated with the development of the Company’s imetelstat oncology programs, the uncertainty of the FDA approval process, market competition and general business and economic conditions. Additional information on potential factors that could affect Geron’s results and other risks and uncertainties are detailed from time to time in Geron’s periodic reports filed with the Securities and Exchange Commission, including Geron’s quarterly report on Form 10-Q for the quarter ended September 30, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: December 6, 2012	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary